UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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☐ Soliciting Material Under § 240.14a-12

PEOPLESOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PeopleSoft Announces Annual Meeting Webcast Details

PLEASANTON, Calif. — March 22, 2004 — PeopleSoft, Inc. (Nasdaq: PSFT) will hold its Annual Meeting of Stockholders at 8:30 a.m. (PT) on March 25, 2004. As previously announced, stockholders of record as of the close of business on February 10, 2004 will be eligible to vote at the meeting. A live audio-only webcast of the meeting will be made available on PeopleSoft’s web site at http://www.peoplesoft.com/go/investor.

About PeopleSoft

PeopleSoft (Nasdaq: PSFT) is the world’s second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

Important Additional Information

PeopleSoft has filed a definitive proxy statement on Schedule 14A with the SEC in connection with its Board of Directors’ solicitation of proxies for the 2004 Annual Meeting of Stockholders. PeopleSoft stockholders should read the 2004 Proxy Statement (including any amendments or supplements) because it contains important information. The 2004 Proxy Statement and other public filings made by PeopleSoft with the SEC are available without charge from the SEC’s website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

Contacts:

Steve Swasey
PeopleSoft, Inc.
Public Relations
(925) 694-5230
steve_swasey@peoplesoft.com

Bob Okunski
PeopleSoft, Inc.
Investor Relations
(877) 528-7413
bob_okunski@peoplesoft.com

Joele Frank/Susan Stillings
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
jf@joelefrank.com/sts@joelefrank.com